Suite 900 - 510 Burrard Street, Vancouver, British Columbia Canada V6C 3A8 Tel: (604) 687-6600 Toll Free: 1-888-411-GOLD Fax: (604) 687-3932 Email: info@aurizon.com Web Site: www.aurizon.com
Shares Listed: Toronto Stock Exchange - Ticker Symbol - ARZ American Stock Exchange - Ticker Symbol - AZK U.S. Registration: (File #0-22672) Form 20-F News Release Issue No. 21 - 2005

SEPTEMBER 30, 2005
FOR IMMEDIATE RELEASE

AURIZON MINES LTD: NOTICE OF CASA BERARDI
UPDATED FEASIBILITY STUDY RESULTS AND CONFERENCE CALL

Aurizon Mines Ltd. (TSX: ARZ, AMEX: AZK) has released it’s Casa Berardi Updated Feasibility Study results on Friday, September 30, 2005.

Aurizon Mines will host a conference call to discuss the results on Monday, October 3, 2005 at 10:30 a.m. (Eastern Standard Time).

You may access the call by calling the operator at 416-695-9757 or toll free access at
1-877-888-3855 prior to the scheduled start time.  A playback version of the call will be available until October 10, 2005 at 416-695-5275 or toll free at 1-888-509-0081.

Aurizon is a Canadian-based gold development company, with activities in the Abitibi region of northwestern Quebec, one of the world’s most prolific gold and base metal regions.  Aurizon shares trade on the Toronto Stock Exchange under the symbol “ARZ” and on the American Stock Exchange under the symbol “AZK”.

For further information, contact David P. Hall, President or Patrick Soares, Manager, Investor Relations at Telephone: (604) 687-6600; Toll Free: 1-888-411-GOLD; Fax: (604) 687-3932;
Web Site: www.aurizon.com; Email: info@aurizon.com

This News Release contains “forward-looking statements”, including, but not limited to, statements regarding the Company’s expectations as to the market price of gold, strategic plans, future commercial production, production targets and timetables, mine operating costs, capital expenditures, work programs, exploration budgets and mineral reserve and resource estimates.  Forward-looking statements express, as at the date of this report, the Company’s plans, estimates, forecasts, projections, expectations, or beliefs as to future events or results.  Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements.  Factors that could cause results or events to differ materially from current expectations expressed or implied by the forward-looking statements, include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks and hazards, environmental risks and hazards, uncertainty as to calculation of mineral reserves and resources, requirement of additional financing, risks of delays in construction and other risks more fully described in Aurizon’s Annual Report on Form 20-F filed as an alternative form of AIF with the Securities Commissions of the provinces of British Columbia, Ontario and Quebec, with the United States Securities and Exchange Commission, and with the Toronto Stock Exchange.